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                                                                    EXHIBIT 10.5
                    REQUEST TO CONVERT AND INVESTMENT LETTER



Grip Technologies, Inc.
10 Corporate Park
Irvine, California 92714

Ladies and Gentlemen:

     The undersigned ("Investor") hereby offers to convert $535,000 of the principal amount of the indebtedness (the "Debt") owed to him by Grip Technologies, Inc., a California corporation (the "Company"), into 356,667 shares ("Shares") of Common Stock of the Company at approximately $1.50 per share.

     In order to induce the Company to convert the Debt and to issue the Shares to him, Investor hereby represents, warrants and covenants as follows:

     1. Investor is acquiring the Shares for his own account (or a trust account if the Investor is a trustee) and not with a view to or for sale in connection with any distribution of shares or other securities of the Company.

     2. Investor acknowledges his understanding that the offering and sale of the Shares is intended to be exempt from registration under Federal and California securities laws as a transaction not involving a public offering and that the Shares he will receive will be "restricted securities" as that term is defined in Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended (the "Act").

     3. Investor has the financial ability to bear the economic risk of his investment in the Company (including its possible loss), has adequate means of providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

     4. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has obtained, in his judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Shares, including a review of all the Company's books and records.

     5. Investor has been given the opportunity to ask questions of, and receive answers from, the officers and directors of the Company concerning the terms and
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conditions of this offering and other matters pertaining to the Company, and has been given the opportunity to obtain such additional information necessary to verify the information provided in order for him to evaluate the merits and risks of an investment in the Company.

     6. Investor is not aware of any publication of any advertisement concerning the offer and sale of the Shares.

     7. Investor is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Act, in that he is; (i) an officer and director of the Issuer; (ii) he is a natural person whose individual net worth, or joint net worth with his spouse, exceeds $1 million; and (iii) he is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

     8. It is hereby acknowledged and agreed by Investor that a restrictive legend, in form and substance acceptable to the Company and its legal counsel, shall be imprinted on the certificate representing the Shares.

     9. Investor covenants and agrees that, in addition to any other contractual restriction or limitation on transferability of the Shares, prior to any proposed sale, pledge, hypothecation, gift or other transfer, for value or otherwise, of any or all of the Shares or any interest or interest therein (hereinafter a "Transfer"), Investor shall give written notice to the Company.

     10. Any Transfer must comply with all applicable registration, qualification and notification requirements of the Securities Act of 1933, as amended, and all applicable state securities laws, or otherwise be eligible or available for specific exemptions thereunder. If, in the opinion of the Company's legal counsel, the Transfer may not be effected without registration, qualification or notification, the Company shall promptly notify Investor in writing, and the Transfer shall not be made unless such compliance is then effected. The Company has not agreed to pay any of the costs or expenses required of either Investor or the Company in connection with a Transfer in order to comply with applicable securities laws. Investor understands that he shall be responsible for payment of all costs and fees associated therewith and, on demand, shall reimburse the Company for all costs and fees it incurs in connection therewith.

     11. The parties hereto acknowledge that Section 25102(a) of the California Corporations Code requires (i) that no part of the purchase price is paid or received and none of the securities is issued until the sale of such securities is qualified under the

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California Corporate Securities Law of 1968, as amended, unless the sale of securities is exempt from qualification as provided thereunder, and (ii) that the following provision be included herein:

         "THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY
         SECTION 25100, 25102 or 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT."


     Dated:   July 31, 1996



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                                                     SAM G. LINDSAY


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